UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal executive offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 13, 2018, the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) increased the number of directors on the Board from four to five, and appointed Andrea J. Funk to fill the resultant vacancy. Ms. Funk has also been appointed to serve as a member of the Audit Committee of the Board, and as a member and chair of the Nominating and Corporate Governance Committee of the Board, effective as of August 13, 2018. Ms. Funk’s term will expire at the Annual Meeting of Stockholders to be held following fiscal year 2018.

In connection with her appointment as a non-employee director of the Company, the Board authorized a grant to Ms. Funk of 4,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”). The number of shares of restricted stock granted to Ms. Funk equals the grant of restricted stock that is issued to each non-employee director at the conclusion of the Company’s Annual Meeting of Stockholders in accordance with the Company’s non-employee director compensation policies. Consistent with other grants of restricted stock to non-employee directors, the shares granted to Ms. Funk will vest on the earlier of (a) the first anniversary of the date of grant, or (b) the end of the day immediately prior to the Company’s first Annual Meeting of Stockholders held after the date of grant, subject to acceleration in the event of her death or disability or upon a change in control of the Company, and are subject to the terms and conditions of the Plan and the Company’s standard Restricted Stock Award Agreement for Directors as previously filed with the Securities and Exchange Commission.

Departure of Executive Vice President & Chief Financial Officer

On August 14, 2018, the Company announced that David Stern, Executive Vice President & Chief Financial Officer, has departed the Company, effective at the close of business on August 10, 2018.

In connection with Mr. Stern’s departure, and in accordance with his Executive Employment Agreement with the Company dated July 20, 2016 (the “Employment Agreement”), the Company has entered into a Separation and Release Agreement with Mr. Stern, pursuant to which Mr. Stern has granted a general release in favor of the Company as a condition of receiving the payments and other benefits specified in Section 5.1 of the Employment Agreement, filed as Exhibit 10.15 to the Company’s Form 10-K for the year ended February 3, 2018. The foregoing description of the Separation and Release Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Separation and Release Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 13, 2018, the Company issued a press release announcing the appointment of Ms. Funk to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On August 14, 2018, the Company issued a press release relating to Mr. Stern’s departure. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement dated August 13, 2018, by and between David Stern and the Company.

99.1	Press Release of the Company dated August 13, 2018.

99.2	Press Release of the Company dated August 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ Marla A. Ryan
		Name:	Marla A. Ryan
		Title:	Chief Executive Officer